UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         December 22, 2004

                    Church & Dwight Co., Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

469 North Harrison Street
Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                 (609) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On December 22, 2004, Church & Dwight Co., Inc. (the “Company”) issued $250 million of 6.00% Senior Subordinated Notes due 2012 (the “Notes”) in a private offering. The Notes were issued pursuant to an indenture dated as of December 22, 2004, among the Company, Church & Dwight Company, as a subsidiary guarantor and The Bank of New York, as trustee (the “Indenture”).

The Notes bear interest at the rate of 6.00% per annum which accrues from December 22, 2004 and is payable semiannually on June 15 and December 15 of each year, commencing on June 15, 2005. The Notes mature on December 15, 2012 and are subject to the terms and conditions set forth in the Indenture.

The Company may redeem some or all of the Notes at any time on or after December 15, 2008 at prices specified in the Indenture. The Company may also redeem some or all of the Notes at any time prior to December 15, 2008 at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a “make whole” premium. If the Company sells certain of its assets or experiences specific kinds of changes in control, it must offer to purchase the Notes.

The Notes are subordinated to all of the Company’s existing and future senior debt, rank equally with all of its existing and future senior subordinated debt and rank senior to all of its future subordinated debt. The Notes are guaranteed on a senior subordinated basis by substantially all of the Company’s existing and future domestic subsidiaries whose annual revenues or total assets exceed an amount specified in the Indenture. Currently, one subsidiary, Church & Dwight Company, a Wyoming corporation, is a guarantor on the Notes. The Notes are effectively subordinated to all liabilities (including trade payables) of the Company’s subsidiaries that do not issue guarantees of the Notes.

The Company will be subject to a number of financial and other covenants under the Indenture. The Company has agreed to file a registration statement under he Securities Act to enable holders of the Notes to exchange their Notes for registered notes having substantially the same terms.

The Company is filing the Indenture as Exhibit 4.1 to this Form 8-K. The description of the terms of the Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Reference is made to the description of the Purchase Agreement, dated as of December 15, 2004, among the Company, Church & Dwight Company, as a subsidiary guarantor, and J.P. Morgan Securities Inc., as representative of the initial purchasers listed on schedule I thereto (the “Purchase Agreement”) contained in the Company’s filing on form 8-K on December 16, 2004. The Company is filing the Purchase Agreement as Exhibit 10.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 8.01. Other Events.

On December 22, 2004, the Company issued a press release relating to the issuance of the Notes and the purchase by the Company of $218.6 million of 91/2% Senior Subordinated Notes due 2009 originally issued by Armkel, LLC (subsequently merged into the Company) and Armkel Finance, Inc. that were tendered pursuant to the Company’s tender offer. The press release is being filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 22, 2004, among the Company, Church & Dwight Company, as a subsidiary guarantor, and The Bank of New York, as trustee.

10.1	Purchase Agreement, dated as of December 15, 2004, among the Company, Church & Dwight Company, as a subsidiary guarantor, and J.P. Morgan Securities Inc., as representative of the initial purchasers listed on schedule I thereto.

99.1	Press Release, issued December 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

By:	/s/ Zvi Eiref

Zvi Eiref
Vice President, Finance and Chief Financial Officer

Dated: December 27, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 22, 2004, among the Company, Church & Dwight Company, as a subsidiary guarantor, and The Bank of New York, as trustee.

10.1	Purchase Agreement, dated as of December 15, 2004, among the Company, Church & Dwight Company, as a subsidiary guarantor, and J.P. Morgan Securities Inc., as representative of the initial purchasers listed on schedule I thereto.

99.1	Press Release, issued December 22, 2004.